SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                        Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1834776
(State of incorporation or organization)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, PA	17111
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a
Class of securities pursuant to Section 12(b)
of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. □

Securities Act registration statement file number to which this form relates: ________________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Stock Purchase Rights	NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

This Registration Statement on Form 8-A/A is filed by Metro Bancorp, Inc. (the “Company”) to reflect an amendment to the terms of the stock purchase rights (the “Rights”) registered on the Registration Statement on Form 8-A filed by the Company on February 17, 2015.
Item 1.        Description of Registrant’s Securities to be Registered.
On May 15, 2015, the Company entered into Amendment No. 1 (the “Amendment”) to the Shareholder Protection Rights Agreement, dated February 17, 2015 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent.
The Amendment changes the expiration of the rights issued under the Rights Agreement (the “Rights”) from the close of business on February 17, 2016 to the close of business on May 15, 2015, at which time the Rights will expire and the Rights Agreement will terminate.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 15, 2015, and is incorporated herein by reference.
Item 2.        Exhibits.

Exhibit No.	Description
(1)	Rights Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 17, 2015).
(2)
Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 17, 2015).

(3)
Resolutions with Respect to Participating Preferred Stock, included in Exhibit B to the Rights Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 17, 2015).

(4)
Amendment No. 1 to the Rights Agreement, dated May 15, 2015, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 15, 2015).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
METRO BANCORP, INC.
(Registrant)
Date: May 15, 2015

By:	/s/ Mark A. Zody
Name:	Mark A. Zody
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
(1)
Shareholder Protection Rights Agreement, dated as of February 17, 2015 (the “Rights Agreement”), between Metro Bancorp, Inc. (the “Company”) and Computershare Trust Company, as Rights Agent (the “Rights Agent”) (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 17, 2015).

(2)
Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 17, 2015).

(3)
Resolutions with respect to Participating Preferred Stock of the Company, included in Exhibit B to the Rights Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 17, 2015).

(4)
Amendment No. 1 to the Rights Agreement, dated May 15, 2015, between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 15, 2015).